Exhibit 10.41

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED

FACTORING AND SECURITY AGREEMENT

This Third Amendment (this “Amendment”) is executed and delivered as of February 14, 2012, to amend that certain Second Amended and Restated Factoring and Security Agreement, dated as of October 28, 2011, as amended by the First Amendment thereto, dated as of January 5, 2012, and the Second Amendment thereto, dated as of January 30, 2012 (as may be further amended, modified, supplemented or restated from time to time, the “Factoring Agreement”), by and among Zoo Publishing, Inc., a New Jersey corporation (the “Seller”), the Holders (as defined therein), and MMB Holdings, LLC, a Delaware limited liability company (in its capacity as agent for the Holders, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Factoring Agreement.

Recitals

Whereas, the Seller has requested that the Agent, on behalf of one or more of the Holders, provide the Seller with Two Hundred Thirty-Two Thousand Dollars and No Cents ($232,000.00) in additional funding under the Factoring Agreement (the “Additional Funding”), and the Agent, on behalf of one or more of the Holders is willing to extend the Additional Funding to the Seller, subject to the terms and conditions of this Amendment;

Whereas, as a condition to the extension of the Additional Funding to the Seller, all accrued and unpaid interest through the date hereof under Factoring Agreement is to be capitalized into the outstanding principal balance owing under the Factoring Agreement; and

Whereas, each of (a) Zoo Entertainment, Inc., a Delaware corporation (“Zoo Entertainment”), (b) Zoo Games, Inc., a Delaware corporation (“Zoo Games”), and (c) indiePub, Inc., a Delaware corporation (“indiePub” and, together with Seller, Zoo Entertainment and Zoo Games, the “Zoo Parties”) is an affiliate of the Seller and will benefit from the extension of the Additional Funding to the Seller;

Now, therefore, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Agreement

1.                  Additional Funding. The Agent, on behalf of one or more of the Holders, hereby lends under the Factoring Agreement to the Seller, and the Seller hereby borrows and accepts under the Factoring Agreement, the Additional Funding, effective as of the date hereof. The Additional Funding shall be delivered to the Seller by wire transfer no later than the first business day after the date hereof, which the Seller shall use solely for general corporate purposes approved by the Agent. For the avoidance of doubt, the Seller acknowledges and agrees that (a) the Additional Funding and all accrued and unpaid interest thereon from time to time constitute Obligations which are secured by the security interest granted in favor of the Agent, for the benefit of the Holders, under Section 6 of the Factoring Agreement, and (b) this Amendment constitutes a Factoring Agreement Document. For purposes of the Factoring Agreement, “Factoring Agreement Documents” include (i) the Factoring Agreement, (ii) the Assigned Documents, (iii) that certain letter agreement, dated as of October 28, 2011 (the “Side Letter”), by and among the Holders, the Agent and the Seller, and (iv) all other agreements, instruments and documents executed and delivered from time to time by any of the Zoo Parties in connection with the transactions contemplated by the Factoring Agreement.

2.                  Capitalization of Prior Interest into Principal Balance. All accrued and unpaid interest under Section 15.3(c) that is outstanding as of the date hereof (which, for the avoidance of doubt, is at least the amount described in Section 5(d) below) shall be capitalized, effective as of the date hereof, into the outstanding principal balance owing (and shall otherwise be treated as amounts borrowed) under the Factoring Agreement.

3.                  Interest. For so long as they are outstanding, and in lieu of any further interest contemplated under Section 15.3(c) of the Factoring Agreement, all Obligations (which, for the avoidance of doubt, includes the Additional Funding and, as of the date hereof, is at least the amount described in Section 5(e) below) shall bear interest from and after the date hereof at the rate of fifteen (15%) per annum, compounded annually (or, if such rate exceeds the maximum rate permitted by applicable law, then such maximum rate permitted by applicable law), beginning as of the date hereof, regardless of whether an Event of Default has occurred and is continuing. All such interest shall be calculated on the basis of a 360-day year.

4.                  Maturity. All Obligations (or, in the sole discretion of the Agent, such portion thereof as the Agent may designate from time to time), including the entire outstanding balance of the Additional Funding and all accrued and unpaid interest thereon from time to time, shall be due and payable upon demand by the Agent.

5.                  Certain Representations and Warranties. The Zoo Parties hereby jointly and severally represent and warrant to the Agent and the Holders as follows:

(a)                Each Zoo Party has all requisite power and authority to (i) execute and deliver this Amendment, (ii) perform its obligations under this Amendment and the other Factoring Agreement Documents, and (iii) consummate the transactions contemplated by this Amendment and the other Factoring Agreement Documents, including, in the case of the Seller, to borrow the Additional Funding and to repay all Obligations. The execution and delivery of this Amendment, the performance of its obligations under this Agreement and the other Factoring Agreement Documents, and the consummation of the transactions contemplated by this Agreement and the other Factoring Agreement Documents, in each case by each Zoo Party, have been duly authorized by all necessary action on the part of such Zoo Party, including by the board of directors of such Zoo Party. This Amendment constitutes the legal, valid and binding obligation of each Zoo Party, enforceable against such Zoo Party in accordance with its terms.

(b)               Neither the execution and delivery of this Amendment, nor the performance of its obligations under this Amendment or any other Factoring Agreement Document, nor the consummation of any transaction contemplated by this Amendment or any other Factoring Agreement Document, in each case by each Zoo Party, violates, conflicts with or constitutes a default or breach under, or will violate, conflict with or constitute a default or breach under (i) any applicable law, (ii) any contract, indenture, agreement, instrument or mortgage binding on any Zoo Party or any of its properties, or (iii) the articles of incorporation, bylaws and other constituent or organizational documents of any Zoo Party.

(c)                As of the date hereof, the aggregate Obligations (excluding (i) accrued and unpaid interest under Section 15.3(c) of the Factoring Agreement, (ii) Incurred Expenses, and (iii) the Additional Funding) is no less than One Million Four Hundred Sixty Thousand Eight Hundred Eighteen Dollars and Ninety-Three Cents ($1,460,818.93).

(d)               An Event of Default has occurred and is continuing. The Agent is entitled to charge interest on all Obligations pursuant to Section 15.3(c) of the Factoring Agreement during the duration of any Event of Default. As of February 14, 2012, the aggregate accrued and unpaid interest under Section 15.3(c) of the Factoring Agreement is no less than One Hundred Twenty-Nine Thousand Five Hundred Forty-Five Dollars and Eighty-Nine Cents ($129,545.89).

(e)                As of the date hereof, the aggregate Obligations (including (i) all accrued and unpaid interest under Section 15.3(c) of the Factoring Agreement and (ii) the Additional Funding, but excluding any Incurred Expenses) is no less than One Million Eight Hundred Twenty-Two Thousand Three Hundred Sixty-Four Dollars and Eighty-two Cents ($1,822,364.82).

(f)                There is in existence a valid, perfected, first priority security interest in all of the assets of the Seller in favor of the Agent for the benefit of the Holders. Such assets include, without limitation:

(i)	100% of the issued and outstanding stock of indiePub; and

(ii)	substantially all of the assets of the Zoo Parties, including, without limitation, the Zoo Parties’ respective rights, title and interest in and to substantially all of the software, source code and other intellectual property sold by the Zoo Parties or developed for sale for the benefit of the Zoo Parties.

(g)               There is no basis or set of facts on which any amount (or any portion thereof) owed by the Seller or any of its affiliates under any Factoring Agreement Document could be reduced, offset, waived, or forgiven by rescission or otherwise. There is no claim, counterclaim, offset, or defense (or other right, remedy or basis having a similar effect) available to the Seller or any of its affiliates with regard thereto. There is no basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence the Obligations.

(h)               Attached as Exhibit A hereto is a copy of the duly adopted resolutions of the respective board of directors of each of the Zoo Parties, duly authorizing the Zoo Parties to execute and deliver this Amendment, perform its obligations under this Agreement and the other Factoring Agreement Documents, and consummate the transactions contemplated by this Agreement and the other Factoring Agreement Documents, including, in the case of the Seller, to borrow the Additional Funding and repay all Obligations. All such resolutions are (and will remain) in full force and effect, and there are (and there will be no) other resolutions or other actions taken by or on behalf of any of the Zoo Parties or their respective boards of directors that could reasonably be expected to nullify, revoke, rescind, limit, restrict, or amend or affect in any way adverse to the Agent or any Holder any of the authorizations set forth in any such resolution or any Zoo Party’s obligations under this Amendment or any other Factoring Agreement Document.

6.                  Effect of Amendment; Reaffirmation. This Amendment amends, modifies and supplements, and constitutes a part of, the Factoring Agreement. Except as expressly set forth in this Amendment, all of the provisions of the Factoring Agreement shall remain unchanged and in full force and effect. The Zoo Parties hereby ratify, confirm and reaffirm all of the terms and conditions of the Factoring Agreement Documents. Without limiting the foregoing, the Zoo Parties acknowledge that all Collateral shall continue to secure the obligations. Without limiting the foregoing, the Side Letter remains in full force and effect, and none of the terms thereof are in any way modified or limited by any of the terms of this Amendment. Each of the parties hereto hereby ratifies, confirms, and reaffirms all of the terms and conditions of the Side Letter.

7.                  Miscellaneous. This Amendment may be executed in one or more counterparts each of which shall constitute one and the same instrument, binding on all parties hereto, regardless whether all parties are not signatory to the original or the same counterpart. The headings in this Amendment are for convenience of reference only and shall not be deemed to constitute a part of this Amendment. For the avoidance of doubt, the term “person” includes, without limitation, individuals and entities.

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In witness whereof, the undersigned, consisting of all of the parties to the Factoring Agreement, have duly executed this Amendment as of the date first written above.

AGENT

MMB Holdings LLC

By:	Mojobear Capital LLC, its managing member

By:
Name: Title:

SELLER

Zoo Publishing, Inc.

By:
Name: Title:

HOLDERS

MMB Holdings LLC

By:	Mojobear Capital LLC, its managing member

By:
Name: Title:

Panta Distribution, LLC

By:
Name: Title:

ACKNOWLEDGED AND AGREED (including, without limitation, for purposes of Sections 5, and 6 above):

Zoo Entertainment, Inc.

By:
Name: Title:

Zoo Games, Inc.

By:
Name: Title:

indiePub, Inc.

By:
Name: Title:

Exhibit A

Board Resolutions

[See attachments.]